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                                                                    EXHIBIT 23.9

                           CONSENT OF THOMAS TRAINER

     I consent to being named in the Registration Statement on Form S-4 (Registration Nos. 33-62613 and 33-62613-01) of Integrated Medical Systems, Inc. ("IMS") and Eli Lilly and Company ("Lilly"), filed with the Securities and Exchange Commission on September 13, 1995, and in any amendments or supplements thereto (including post-effective amendments), and in the related Proxy Statement-Prospectus of IMS and Lilly which forms a part thereof, as a person about to become a director of IMS.

November 5, 1995
----------                            /s/ Thomas Trainer
                                      ------------------
                                      Thomas Trainer